Exhibit 10.13

Products Supply Contract

(Unofficial Translation)

Contract No.

Suppler:  Xi’an Hengfeng Paper Industries Co., Ltd.

Place of Signing: Sales office of Fufeng Jinqiu

Buyer: Fufeng Jinqiu Printing and Packaging Co., Ltd.

Date of Signing: Dec. 29, 2008

Materials’ Name	Type	Unit	Amount	Price including the tax	Amount	Notes
Tea board Corrugated paper Bleached wood pulp Wood pulp Recycled paper Kraft liner Sizing agents		T T T T T T T	439.0 220.0 280.0 260.0 180.0 17.0 314.0	1800.00 1750.00 2560.00 2470.00 2370.00 2450.00 1740.00	790200.00 385000.00 716800.00 642200.00 426600.00 41650.00 546360.00	The actual supply type, amount and unit price are determined by the outcome of both parties’ negotiation.
Total: 3548810.00

1.
Requirement: The products provided by the supplier shall comply with their prior samples to meet the buyer's requirements. If buyer found any problem, buyer shall notify the supplier within 48 hours after the receipt of the products.

2.	Place and method of delivery: Based on the buyer's requirements, the supplier delivers the products to the designated warehouse, or the supplier notifies the buyer to claim the products by themselves.

3.
Method and term of payment: After the buyer puts the full payment into supplier's bank account, supplier provides all the types and weights of products according to the contract requirement. The price follows the market. The decision is made through negotiation between both sides.

4.
Liability for breach of contract: If any party breached the contract, the dispute shall be resolved through negotiation by both parties. Where negotiation fails, the dispute shall be resolved under supplier's local jurisdiction.

5.
Other breach of contract events: This contract is duplicated, and each party holds one. The contract starts to enter into force after the signing and sealing by the legal representatives of both parties.

6.	Matters not mentioned herein: Other matters not mentioned herein shall be resolved through negotiation between both parties.

7.	Term of the contract: From Jan. 1, 2009 to Dec. 31, 2009

8.	Other supplement: We issue the procurement invoice aperiodically or monthly.

Suppler: :  Xi’an Hengfeng Paper Industries Co., Ltd. (Stamped)
Liability Company
Address:  Xi’an , Shaanxi
Legal Representative:
Agent:  /s/ Bingwen Zhang
Telephone: 029-85806256
Tax Number: 610104226804257
Bank: Agricultural Bank of China Chang’an sub-branches
Account Number : 6228480210142716617
Payee:

Buyer: Fufeng Jinqiu Printing and Packaging Co., Ltd. (Stamped)
Address: Shangsong East Street, Fufeng County
Legal Representative:
Agent:  /s/ Xie Liu
Telephone: 0917-5471054
Tax Number: 610324221495879
Bank: Fufeng County Industrial and Commercial Bank of China Jiangzhang station sub-branches
Account Number : 2603023509200005153
Payee: Fufeng Jinqiu Printing and Packing Co., Ltd.